                                                                                                                                                                             EXHIBIT 99.1

EMERGENT BIOSOLUTIONS JOINS EFFORT TO COMBAT NATIONAL PUBLIC HEALTH THREAT FROM OPIOID OVERDOSE THROUGH ACQUISITION OF ADAPT PHARMA AND ITS FLAGSHIP PRODUCT NARCAN® (naloxone HCl) NASAL SPRAY

•	Acquisition advances Emergent's mission, vision and strategic growth plan by:
o	Diversifying and expanding company's presence within the public health threats market to respond to the opioid crisis, declared a public health emergency by the U.S. government
o
Broadening the company's portfolio of only-in-class medical countermeasures with addition of NARCAN® (naloxone HCl) Nasal Spray, the only FDA-approved nasal form of naloxone indicated for the emergency treatment of known or suspected opioid overdose

o	Combining Emergent's 20-year track record as a trusted partner to the Federal government with Adapt Pharma's demonstrated success with state and local government and commercial channels
o	Providing opportunity to further expand awareness and availability of this convenient, easy-to-administer life-saving treatment
o	Enhancing Emergent's product development pipeline with new treatment and delivery options to address opioid overdoses
•	Expected to generate revenues of $200 million to $220 million and to be accretive to adjusted net income and EBITDA in 2019
•	The company expects that, with the completion of this acquisition and the recently announced acquisition of PaxVax, it will achieve or exceed its growth plan goal of $1 billion in revenue in 2020
•
Total consideration of up to $735 million, consisting of an upfront payment of $635 million and up to $100 million in cash for potential sales-based milestones. Upfront payment of $635 million consists of $575 million in cash and $60 million in Emergent common stock, all of which are subject to certain adjustments.

•	Company to conduct conference call on August 28, 2018 at 5:00pm

GAITHERSBURG, Md., August 28, 2018—Emergent BioSolutions Inc. (NYSE: EBS) announced today that it has entered into an agreement to acquire Adapt Pharma and its flagship product NARCAN® (naloxone HCl) Nasal Spray, the first and only needle-free formulation of naloxone approved by the U.S. Food and Drug Administration (FDA) and Health Canada, for the emergency treatment of known or suspected opioid overdose as manifested by respiratory and/or central nervous system depression. Total consideration for the transaction is up to $735 million consisting of an upfront payment of $635 million and up to $100 million in cash for potential sales-based milestones through 2022. The upfront payment of $635 million consists of $575 million in cash and $60 million in Emergent common stock, all of which are subject to certain adjustments under the terms of the agreement.

Upon the closing of the transaction, Emergent will acquire the NARCAN Nasal Spray product and a development pipeline of new treatment and delivery options to address opioid overdose, and bring on approximately 50 employees, located in the U.S., Canada, and Ireland, including those responsible for supply chain management, research and development, government affairs, and commercial operations.

Daniel J. Abdun-Nabi, CEO of Emergent BioSolutions, stated, "The acquisition of Adapt Pharma, and with it the NARCAN Nasal Spray, the leading community use emergency treatment for opioid overdose, is directly in line with our mission – to protect and enhance life. Adding this important life-saving product to our portfolio of preparedness solutions allows us to apply our experience gained from two decades of partnering with the U.S. government to safeguard public health against biological and chemical threats to address the devastating increase in deaths due to opioid overdoses, one of the most serious public health threats facing the nation today."

"I am delighted that this transaction will bring Adapt and Emergent together to focus on the opioid crisis - the leading public health issue of our time. With a shared mission of protecting lives from public health threats, I am confident that our combined expertise and resources will accelerate access to NARCAN Nasal Spray through investments in public awareness and manufacturing capacity while maintaining a responsible pricing approach. It will also allow us to progress Adapt's R&D pipeline of additional opioid overdose and addiction treatment options," said Seamus Mulligan, chairman and chief executive officer of Adapt. "To maintain the outstanding momentum our team has generated, Adapt will continue to focus on the opioid crisis as part of Emergent's devices business unit and all employees and facilities will be retained."

Doug White, senior vice president and head of Emergent's devices business unit, said, "According to the Centers for Disease Control and Prevention, in 2016, there were approximately 42,000 deaths in the U.S. due to opioid overdose. The U.S. government has declared the opioid crisis a public health emergency and has identified the availability and distribution of overdose-reversing drugs, such as NARCAN Nasal Spray, as one of the strategies to combat this crisis. We are committed to further expanding awareness and availability of NARCAN Nasal Spray as a convenient, easy-to-administer emergency treatment by leveraging the combination of Adapt Pharma's efforts with state and local governments, first responders, pharmacies, and other channels, with Emergent's 20-year track record as a trusted partner to the Federal government."

Strategic Rationale
This transaction supports the company's mission, vision, and strategy to grow through the acquisition of revenue-generating products and businesses that align with its focus on public health threats. The acquisition of Adapt Pharma adds NARCAN Nasal Spray to Emergent's portfolio of only-in-class products with applications in both government and commercial markets as well as commercial operations targeting these markets, including a focus on state and local government purchasers, first responder groups, retail pharmacies, and opioid addiction treatment centers as key sales channels. NARCAN Nasal Spray became commercially available in early 2016 after receiving FDA approval in November 2015. It also received approval from Health Canada in October 2016. Adapt Pharma is also developing new treatment and delivery options to address opioid overdoses.

In April 2018, the U.S. Surgeon General released a public health advisory to urge more Americans to carry naloxone, a potentially life-saving medication, that can reverse the effects of an opioid overdose. As a result, the NARCAN Nasal Spray is carried by many first responders including police officers, firefighters, and emergency medical teams. The Surgeon General has recommended that more individuals, including family, friends and those who are personally at risk for an opioid overdose, keep the drug on hand. Additionally, laws have been passed in all 50 states and the District of Columbia to increase public access to naloxone. Standing orders in states allow trained personnel such as pharmacists or staff of a community health center to distribute naloxone without an individual prescription from a doctor.

From a financial perspective, the company expects the incremental revenue contribution in 2019 from the acquisition to be between $200 million and $220 million. The company also anticipates that the transaction will be accretive to adjusted net income and EBITDA in 2019.

The company further expects that, with the completion of this acquisition and the recently announced acquisition of PaxVax, it will achieve or exceed its growth plan goal of $1 billion in revenue in 2020.

Financing and Transaction Approvals
To fund the cash portion of the acquisition, Emergent will use a combination of cash-on-hand, its existing $200 million credit facility, and borrowings pursuant to a new $600 million debt financing commitment provided by Wells Fargo Bank, National Association. The transaction, which is subject to customary closing conditions, including antitrust regulatory approval, is expected to close in the fourth quarter of 2018.

Covington & Burling LLP acted as legal counsel and Morgan Stanley & Co. LLC acted as financial advisor to Emergent. Mayer Brown LLP acted as legal counsel and BofA Merrill Lynch acted as financial advisor to Adapt Pharma.

Conference Call and Webcast
Emergent will host a conference call to discuss this acquisition on August 28, 2018 at 5:00 p.m. eastern. The conference call will be accessible by dialing (855) 766-6521 (US/Canada) or (262) 912-6157 (International) and providing conference ID: 2459805. The call will also be webcast, accessible from the company's website at www.emergentbiosolutions.com, under "Investors."

A replay of the conference call will be accessible, approximately one hour following the conclusion of the call, by dialing (855) 859-2056 (US/Canada) or (404) 537-3406 (International) and using conference ID: 2459805. The replay will be available through September 11, 2018 on the company's website www.emergentbiosolutions.com, under "Investors."

About NARCAN® Nasal Spray 4mg
NARCAN® Nasal Spray 4mg is the first and only FDA-approved, needle-free formulation of naloxone for the emergency treatment of a known or suspected opioid overdose. It does not require assembly or any specialized medical training and is also the highest concentrated dose of intranasal naloxone currently available. NARCAN® Nasal Spray is not a substitute for emergency medical care, and additional doses of NARCAN® Nasal Spray may be required until emergency medical assistance arrives. Seek emergency medical assistance immediately after initial use, keeping the patient under continued surveillance.

Please see Indications and Important Safety Information below.

Indications
NARCAN® (naloxone hydrochloride) Nasal Spray is an opioid antagonist indicated for the emergency treatment of known or suspected opioid overdose, as manifested by respiratory and/or central nervous system depression. NARCAN® Nasal Spray is intended for immediate administration as emergency therapy in settings where opioids may be present. NARCAN® Nasal Spray is not a substitute for emergency medical care.

Important Safety Information
NARCAN® (naloxone HCl) Nasal Spray is contraindicated in patients known to be hypersensitive to naloxone hydrochloride or to any of the other ingredients.

Seek emergency medical assistance immediately after initial use, keeping the patient under continued surveillance.

Risk of Recurrent Respiratory and CNS Depression: Due to the duration of action of naloxone relative to the opioid, keep the patient under continued surveillance and administer repeat doses of naloxone using a new nasal spray with each dose, as necessary, while awaiting emergency medical assistance.

Risk of Limited Efficacy with Partial Agonists or Mixed Agonists/Antagonists: Reversal of respiratory depression caused by partial agonists or mixed agonists/antagonists, such as buprenorphine and pentazocine, may be incomplete. Larger or repeat doses may be required.

Precipitation of Severe Opioid Withdrawal: Use in patients who are opioid dependent may precipitate opioid withdrawal characterized by body aches, fever, sweating, runny nose, sneezing, piloerection, yawning, weakness, shivering or trembling, nervousness, restlessness or irritability, diarrhea, nausea or vomiting, abdominal cramps, increased blood pressure, and tachycardia. In some patients, there may be aggressive behavior upon abrupt reversal of an opioid overdose. In neonates, opioid withdrawal may be life-threatening if not recognized and properly treated and may also include convulsions, excessive crying, and hyperactive reflexes. Monitor for the development of opioid withdrawal.

Risk of Cardiovascular (CV) Effects: Abrupt postoperative reversal of opioid depression may result in adverse CV effects. These events have primarily occurred in patients who had pre-existing CV disorders or received other drugs that may have similar adverse CV effects. Monitor these patients closely in an appropriate healthcare setting after use of naloxone hydrochloride.

Adverse Reactions: The following adverse reactions were observed in a NARCAN® Nasal Spray clinical study: increased blood pressure, constipation, toothache, muscle spasms, musculoskeletal pain, headache, nasal dryness, nasal edema, nasal congestion, nasal inflammation, rhinalgia, and xeroderma.

To report SUSPECTED ADVERSE REACTIONS, contact ADAPT Pharma, Inc. at 1-844-4-NARCAN (1-844-462-7226) or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

Please see full Prescribing Information at: https://www.narcan.com/pdf/NARCAN-Prescribing-Information.pdf.

For additional information on NARCAN® Nasal Spray, please visit www.NARCAN.com.

For questions regarding NARCAN® Nasal Spray distribution, please call 1-844-4-NARCAN (462-7226).

About Emergent BioSolutions
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally occurring public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the expected closing of the Adapt Pharma transaction, the potential opportunities and financial impact of the Adapt Pharma transaction and recently announced acquisition of PaxVax, and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the amount and timing of additional revenue expected to be generated by NARCAN Nasal Spray and the timing of accretion by such product, expanding the awareness and availability of the NARCAN Nasal Spray product, the ability of the company to achieve its 2020 financial and operational growth plan goals, the company's outlook, financial performance or financial condition, growth strategy, product sales, product development regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including uncertainties as to the satisfaction of closing conditions with respect to the transactions, including the timing and receipt of third party and regulatory approvals related to the Adapt Pharma and PaxVax transactions; our ability to successfully integrate the business and realize the benefits of the Adapt Pharma and PaxVax transactions, including our ability to continue the momentum of the sales of NARCAN Nasal Spray and sales of PaxVax's products; whether anticipated synergies and benefits from the either acquisition are realized within expected time periods, if at all; our ability and the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations; the impact of pharmaceutical industry regulation in the United States and internationally; and new products and patents attained by competitors.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
240-631-3280
BurrowsR@ebsi.com

Media Contact:
Lynn Kieffer
Vice President, Corporate Communications
240-631-3391
KiefferL@ebsi.com

Miko Neri
Senior Director, Corporate Communications
240-938-6296
NeriM@ebsi.com